UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2019

BELLEROPHON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36845	47-3116175
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

184 Liberty Corner Road, Suite 302 Warren, New Jersey	07059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 574-4770

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement.

Underwriting Agreement

On January 23, 2019, Bellerophon Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (the “Underwriter”), relating to an underwritten public offering of 10,000,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). All of the Firm Shares are being sold by the Company. The public offering price of the Firm Shares is $0.70 per share, and the Underwriter has agreed to purchase the Firm Shares from the Company pursuant to the Underwriting Agreement at a price of $0.651 per share. After underwriting discounts and commissions and estimated offering expenses, the Company expects to receive net proceeds from the offering of approximately $6.2 million. Under the terms of the Underwriting Agreement, the Company has granted the Underwriter an option, exercisable for 45 days, to purchase up to an additional 1,500,000 shares of Common Stock (the “Option Shares” and, together with the Firm Shares, the “Shares”) at the public offering price less the underwriting discounts and commissions.

The Shares will be issued pursuant to an effective shelf registration statement on Form S-3 (File No. 333-225878). A prospectus supplement relating to the offering has been filed with the Securities and Exchange Commission (the “SEC”). The closing of the offering is expected to take place on or about January 25, 2019, subject to customary closing conditions. The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the Shares is attached as Exhibit 5.1 hereto.

Item 8.01. Other Events.

The full text of the press release announcing the proposed underwritten public offering on January 22, 2019 and the full text of the press release announcing the pricing of the underwritten public offering on January 23, 2019 are attached as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 23, 2019, by and between Bellerophon Therapeutics, Inc. and H.C. Wainwright & Co.
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.
23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. (included in Exhibit 5.1)
99.1	Press release issued by Bellerophon Therapeutics, Inc. on January 22, 2019
99.2	Press release issued by Bellerophon Therapeutics, Inc. on January 23, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELLEROPHON THERAPEUTICS, INC.

Date: January 23, 2019	/s/ Assaf Korner
Assaf Korner
Chief Financial Officer